                                    AMENDMENT
                                       TO
                        ADMINISTRATIVE SERVICES AGREEMENT

       WHEREAS, AETNA GET FUND, a Massachusetts business trust (the "Fund"), on behalf of certain of its series (the "Series"), has entered into an Administrative Services Agreement (the "Agreement") with AELTUS INVESTMENT MANAGEMENT, INC., a Connecticut corporation ("Aeltus"), effective May 1, 1998; and

       WHEREAS, the Fund has established two new series, Series L and Series M; and

       WHEREAS, the Fund, on behalf of Series L and Series M, desires to appoint Aeltus as the administrator ("Administrator") of Series L and Series M;

       NOW THEREFORE, it is agreed as follows:

       1. The Fund, on behalf of Series L and Series M, hereby appoints Aeltus, and Aeltus hereby accepts appointment, as the Administrator, in accordance with all the terms and conditions set forth in the Agreement.

       2. Section VII of the Agreement is amended by adding the following paragraph:

           With respect to services rendered on behalf of Series L and Series M, the Administrator has agreed to waive fees so that each Series' total annual operating expenses do not exceed 0.75% of the average daily net assets of the Series.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the 6th of October, 2000.

                                          AELTUS INVESTMENT
                                          MANAGEMENT, INC.

Attest:  /s/ Michael Gioffre              By:    /s/ Frank J. Litwin
        ------------------------------          ------------------------------
Name:    Michael Gioffre                  Name:      Frank J. Litwin
        ------------------------------          ------------------------------
Title:   Secretary                                   Managing Director
        ------------------------------          ------------------------------

                                          AETNA GET FUND,
                                          ON BEHALF OF ITS SERIES L AND SERIES M


Attest:  /s/ Daniel E. Burton             By:    /s/ J. Scott Fox
        ------------------------------          -------------------------------
Name:    Daniel E. Burton                 Name:      J. Scott Fox
        ------------------------------          -------------------------------
Title:   Secretary                        Title:     President
        ------------------------------          -------------------------------